UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

ENOCHIAN BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2080 Century City East Suite 906 Los Angeles, CA 90067 (Address of principal executive offices)

+1(786) 888-1685

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ENOB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Enochian Biosciences, Inc., a Delaware corporation (the “Company”) is proud to welcome William A. Haselstine PhD as a newly appointed member of the Company’s Board of Directors (the “Board”). Dr. Haseltine is known for his pioneering work on cancer, HIV/AIDS, and genomics. He has founded more than a dozen biotechnology companies, and he serves on advisory boards for numerous international entities. He has authored more than 200 manuscripts in peer reviewed journals.

Dr. Haseltine’s appointment follows the Board’s decision on November 14, 2019 to increase the size of the Board from 7 to 8 directors.

Dr. Haseltine will receive $60,000 in cash compensation and $75,000 in stock options per year for his service as a director. Other than the foregoing, there are no arrangements or understandings between Dr. Haseltine and any person (including the Company) pursuant to which Dr. Haseltine was appointed to serve as a director, and there are no actual or proposed transactions between Dr. Haseltine or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as a director.

Dr. Haseltine does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.
By: /s/Mark R. Dybul Name: Mark R. Dybul Title: Executive Vice Chair

Date: November 15, 2019

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